UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) January 23, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 16, 2015, Michael E. Maroone provided notice, on January 15, 2015, to the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) of his resignation from his positions as President and Chief Operating Officer of the Company and as a member of the Board effective February 3, 2015. Also as previously disclosed, from February 4, 2015 through April 1, 2015, Mr. Maroone will continue to serve as an employee of the Company in an advisory capacity on transition matters, and he will retire from the Company on April 1, 2015.
On January 23, 2015, the Company and Mr. Maroone entered into an amendment to his employment agreement (as amended and restated, the “Amended Employment Agreement”) in order to, among other things, set forth his ongoing duties and responsibilities and the effective dates of his resignation from his current positions and retirement from the Company, extend certain restrictive covenants contained therein and confirm that, until his termination of employment, he will continue to be:

•	paid a base salary at an annual rate of $1.1 million (his current base salary),

•
eligible to participate in the Company’s 2015 annual incentive program and to receive a prorated incentive award based on (i) time served as an employee of the Company during 2015 and (ii) a 2015 annual target award equal to 110% of his base salary, with the performance goals and other terms of the incentive award to be established by Board’s Compensation Committee (the “Committee”), and

•
eligible to participate in the Company’s annual equity program, including the first quarterly stock option grant in 2015, at a level and on terms and conditions to be approved by the Committee and consistent with his current position as President and Chief Operating Officer of the Company.

The Amended Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Amended Employment Agreement is qualified in its entirety by reference to such agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished as part of this report:

10.1	Amended Employment Agreement, dated October 23, 2014, as amended and restated on January 23, 2015, by and between AutoNation, Inc. and Michael E. Maroone.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	January 23, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources